                                                                    EXHIBIT 99.1

PRESS RELEASE



Media Contact:
       Terri Deuel
       Internet Commerce Corporation
       678-533-8003

            INTERNET COMMERCE CORPORATION ANNOUNCES FINANCIAL RESULTS
                          FOR THIRD QUARTER FISCAL 2005


NORCROSS, GEORGIA - JUNE 8, 2005 - Internet Commerce Corporation (ICC) (Nasdaq:
ICCA), a pioneer in the use of the Internet for business-to-business (B2B) e-commerce solutions, today announced financial results for its fiscal third quarter ended April 30, 2005.


"Our third quarter financial results demonstrate outstanding performance, including ICC.NET and Service Center segment growth, positive cash flow from operations and a GAAP Net Income of $296,000. It is tremendous to see the first GAAP profitable quarter in the company's history," said Thomas J. Stallings, ICC's chief executive officer. "We attribute our success to execution of our 'Growth with Profitability' strategy."

Glen Shipley, ICC's chief financial officer, said, "We continue to make significant progress toward achieving our financial goals. On a year-over-year basis, we grew our revenue 52% to $4.39 million up from $2.89 million in the third quarter of fiscal 2004. We delivered net income of $296,000 compared with net loss of $662,000 a year ago, an increase of 145%. With the acquisition of Inovis' Managed EC business, the company's performance is much more balanced and better positioned for continued growth in both segments."

Shipley continued, "We have and will continue to manage the business with expenses that are aligned with expected revenues. However, during the fourth quarter, we will manage some one time expenses associated with the integration of the Managed EC business into our EC Service Center in Carrollton, Georgia. In spite of the additional cost of this transition, the company will still report an overall EBITDA positive fiscal 2005 and we expect strong growth in sales and profit during fiscal 2006."

The Company further reported that basic and diluted income per common share of $0.01 compared with basic and diluted loss of $0.05 per common share in the same period of fiscal 2004, an increase of 120%. It achieved Earnings Before Interest, non-cash compensation, Taxes, Depreciation and Amortization (Adjusted "EBITDA") of $802,000 in the third quarter of fiscal 2005 as compared to Adjusted EBITDA during the third quarter of fiscal 2004 of $(199,000). Adjusted EBITDA is not a financial measure within generally accepted accounting principles (GAAP). The Company believes that this presentation of Adjusted EBITDA provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net income for all periods presented.

Third quarter revenue growth of 52% from third quarter fiscal 2004 to third quarter fiscal 2005 was driven by both business segments. In the ICC.NETTM segment, third quarter revenues from continuing operations were $2.74 million, up 7% from $2.56 million in the fiscal 2004 period. This revenue represented 62% of consolidated revenue in the third quarter compared to 89% of consolidated revenue in the year ago period. Revenues from the Service Bureau segment were $1.65 million, an increase of 399% compared to $331,000 in the third quarter of fiscal 2004. This revenue represented 38% of consolidated revenue in the third quarter compared to 11% of consolidated revenue in the year ago period.


The Company's total gross profit margin from continuing operations improved to 69% in third quarter fiscal 2005 from 46% in the third quarter of last fiscal year, and total expenses from continuing operations increased 16% in third quarter fiscal 2005 from the prior-year period to $4.11 million from $3.53 million.



6801 Governors Lake Parkway Suite 110             T              F
Norcross GA 30071                      678.533.8000   678.291.9610   www.icc.net

NINE MONTH FISCAL 2005 RESULTS

For the nine months ended April 30, 2005, revenues from continuing operations totaled $11.63 million, up 33% compared with first nine months of fiscal 2004 revenues of $8.75 million. Income was a net loss of $394,000 compared to a net loss of $2.98 million for the same period in fiscal 2004, a decrease of 87%. Basic and diluted loss per common share was $0.04 compared with a loss of $0.23 per basic diluted and common share for the fiscal 2004 period, a decrease of 83%.

The Company further reported that it achieved Adjusted EBITDA of $1.25 million in the first nine months of fiscal 2005 as compared to $(1.27) million of Adjusted EBITDA during the first nine months of fiscal 2004. The Company believes that this presentation of Adjusted EBITDA provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net income for all periods presented.

Nine month revenue growth of 33% was driven by both business segments. In the ICC.NETTM segment, nine month revenues from continuing operations were $8.31 million, up 6% from $7.84 million the same fiscal 2004 period. This revenue represented 71% of consolidated revenue in the first nine months of fiscal 2005 compared to 90% of consolidated revenue in the year ago period. Revenues from the Service Bureau segment were $3.32 million, an increase of 265% compared with $910,000 in the first nine months of fiscal 2004. This revenue represented 29% of consolidated revenue compared to 10% of consolidated revenue in the year ago period

The Company's total gross profit margin from continuing operations improved to 65% in the first nine months of fiscal 2005 from 41% in the first nine months of fiscal 2004, and total expenses from continuing operations increased 2% in first nine months of fiscal 2005 from the prior-year period to $12.05 million from $11.76 million.

The Company ended the first nine months of fiscal 2005 with over $3.58 million of cash on hand. The balance sheet remains strong, and the Company is well positioned to take advantage of opportunities.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the U.S. Securities and Exchange Commission (SEC).

ABOUT INTERNET COMMERCE CORPORATION (ICC)

Internet Commerce Corporation (ICC), headquartered in Norcross, GA, is a pioneer in the use of the Internet for business-to-business (B2B) e-commerce solutions. Thousand of customers rely on ICC's comprehensive line of solutions, in-depth expertise, and unmatched customer service to help balance cost, fit, and function required to meet unique requirements for trading partner compliance, coordination, and collaboration. With its software solutions, network services, hosted web applications, managed services, and consulting services, ICC is the trusted provider of B2B solutions for businesses, regardless of size and level of technical sophistication, to connect with their trading communities. For more information, visit www.icc.net.

            INTERNET COMMERCE CORPORATION CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                          April 30,   July 31,
                                                                            2005        2004
                                                                          --------    --------
                                                                        (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                              $  3,576    $  3,790
   Accounts receivable, net of allowance for doubtful accounts of
          $405 and $309, respectively                                        2,990       2,154
   Prepaid expenses and other current assets                                   422         245
                                                                          --------    --------
      Total current assets                                                   6,988       6,189

Restricted cash                                                                530         108
Property and equipment, net                                                    578         296
Software development costs, net                                                 --          18
Goodwill                                                                     3,820       2,539
Other intangible assets, net                                                 2,103       2,265
Other assets                                                                    14          14
                                                                          --------    --------
      Total assets                                                        $ 14,033    $ 11,429
                                                                          ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                       $    264    $    524
    Accrued expenses                                                         1,196       1,004
   Accrued dividends - preferred stock                                         131         233
   Deferred revenue                                                            154         133
    Capital lease obligation                                                    11          52
    Other current liabilities                                                1,289          45
                                                                          --------    --------
          Total current liabilities                                          3,045       1,991

Capital lease obligation - less current portion                                 --           3
Other liabilities                                                            1,293          --
                                                                          --------    --------
          Total liabilities                                                  4,338       1,994
                                                                          --------    --------

Commitments and contingencies

Stockholders' Equity:
Preferred Stock                                                                  *           *
Common Stock                                                                   194         191
Additional paid-in capital                                                  95,794      95,143
Accumulated deficit                                                        (86,293)    (85,900)
                                                                          --------    --------
          Total stockholders' equity                                         9,695       9,434
                                                                          --------    --------

          Total liabilities and stockholders' equity                      $ 14,033    $ 11,429
                                                                          ========    ========

                See notes to consolidated financial statements

* Less than $1,000

              INTERNET COMMERCE CORPORATION CONDENSED CONSOLIDATED
                          STATEMENTS OF OPERATIONS AND
                         COMPREHENSIVE LOSS (UNAUDITED)
                  (in thousands, except for per share amounts)

                                                                             Three Months Ended     Nine Months Ended
                                                                                  April 30,              April 30,
                                                                            --------------------    --------------------
                                                                              2005        2004        2005        2004
                                                                            --------    --------    --------    --------
Revenue:
   Services                                                                 $  4,388    $  2,892    $ 11,628    $  8,751
                                                                            --------    --------    --------    --------
Expenses:
 Cost of services administrative (excluding non-cash compensation of
 $2 and $5 for the three and nine months ended April 30, 2005 respectively, and of $16 and $35 for the three and nine months
 ended April 30, 2004)                                                         1,339       1,562       4,097       5,173
Impairment of capitalized software                                                --          --          --          45
Product development and enhancement (excluding non-cash
compensation of $7 and $22 for the three and nine months
ended April 30, 2005 respectively, and of $7 and $118 for
the three and nine months ended April 30, 2004)                                  197         233         662         685
Selling and marketing (excluding non-cash compensation of
$3 and $14 for the three and nine months ended April 30,
2005 respectively, and of $17 and $92 for the three and
nine months ended April 30, 2004)                                                593         734       2,134       2,371
General and administrative (excluding non-cash compensation
of $133 and $509 for the three and nine months ended April
30, 2005 respectively, and of $73 and $393 for the three
and nine months ended April 30, 2004)                                          1,831         893       4,604       2,843
Non-cash charges for stock-based compensation and services                       145         112         549         638
                                                                            --------    --------    --------    --------

                                                                               4,105       3,534      12,046      11,755
                                                                            --------    --------    --------    --------
Operating Income/(loss)
                                                                                 283        (642)       (418)     (3,004)
                                                                            --------    --------    --------    --------
Other income and (expense):
   Interest and investment income                                                 14           1          28           2
   Investment gain/(loss)                                                         --          --          --          68
   Interest expense                                                               (1)        (21)         (4)        (48)
                                                                            --------    --------    --------    --------
                                                                                  13         (20)         24          22
                                                                            --------    --------    --------    --------
Net income/(loss)                                                           $    296    $   (662)   $   (394)   $ (2,982)

Dividends on preferred stock                                                     (97)        (98)       (299)       (301)
                                                                            --------    --------    --------    --------
Income/(loss) attributable to common stockholders                           $    199    $   (760)   $   (693)   $ (3,283)
                                                                            ========    ========    ========    ========

Basic and diluted income/(loss) per common share                            $   0.01    $  (0.05)   $  (0.04)   $  (0.23)
                                                                            ========    ========    ========    ========
Weighted average number of common shares outstanding -
   basic and diluted                                                          19,328      14,545      19,170      14,050
                                                                            ========    ========    ========    ========

COMPREHENSIVE INCOME/(LOSS):
Net income/(loss)                                                           $    296    $   (662)   $   (394)   $ (2,982)

Other comprehensive income:
Unrealized gain - marketable securities                                           --          --          --          42
Reclassification of unrealized gain on marketable securities                      --          --          --         (68)
                                                                            --------    --------    --------    --------
Comprehensive income/(loss)                                                 $    296    $   (662)   $   (394)   $ (3,008)
                                                                            ========    ========    ========    ========


                 See notes to consolidated financial statements.

                     INTERNET COMMERCE CORPORATION CONDENSED
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (in thousands)

                                                                                    Nine Months
                                                                                  Ended April 30,
                                                                                 ------------------
                                                                                   2005      2004
                                                                                 -------    -------
Cash flows from operating activities:
 Net loss                                                                        $  (394)   $(2,982)
 Adjustments to reconcile net loss to net cash (used in) provided by operating activities (net of effect of MEC acquisition):
      Depreciation and amortization                                                1,115      1,097
      Bad debt expense                                                               143          5
      Non-cash interest expense                                                       --         25
      Realized (gain) loss on sale of marketable securities                           --        (68)
      Impairment of capitalized software                                              --         45
      Non-cash charges for equity instruments issued for compensation and            549        638
services
   Changes in:
          Accounts receivable                                                       (978)       (29)
          Prepaid expenses and other assets                                          (87)       (82)
          Accounts payable                                                          (259)      (420)
          Accrued expenses                                                             2       (426)
          Deferred revenue                                                            21        (65)
          Other liabilities                                                         (130)       (93)
                                                                                 -------    -------

          Net cash (used in) provided by operating activities                        (18)    (2,355)
                                                                                 -------    -------

Cash flows from investing activities:
   Additional costs of previous acquisition                                         (121)        --
   Cash received in connection with MEC acquisition                                  231         --
   Purchases of property and equipment                                              (272)       (60)
   Proceeds from sales of marketable securities                                       --        134
                                                                                 -------    -------

          Net cash (used in) provided by investing activities                       (162)        74
                                                                                 -------    -------

Cash flows from financing activities:
   Borrowings under accounts receivable financing agreement                           --      2,339
   Repayment of borrowings under accounts receivable financing agreement              --     (1,692)
   Net payments for the issuance of common stock and warrants                        (24)     4,468
   Payments of capital lease obligations                                             (44)      (115)
   Dividends paid on preferred stock                                                  --        (60)
   Proceeds from exercise of warrants                                                 --         42
   Proceeds from exercise of employee stock options                                   35          4
                                                                                 -------    -------

          Net cash (used in) provided by financing activities                        (33)     4,986

Net increase (decrease) in cash and cash equivalents                                (213)     2,705

Cash and cash equivalents, beginning of period                                     3,789      2,283
                                                                                 -------    -------

Cash and cash equivalents, end of period                                         $ 3,576    $ 4,988
                                                                                 =======    =======

Supplemental disclosure of cash flow information:
     Cash paid for interest during the period                                    $     4    $    18
Noncash investing and financing activities:
      Issuance of common stock for dividends on preferred stock                      400        340
      Issuance of warrants in exchange for private placement fees                     --        226
      Acquisition of MEC business in exchange for assumption of
      building lease and other liabilities
           Equipment, furniture, and fixtures                                       (210)        --
           Goodwill                                                               (1,159)        --
           Intangible asset - Customer list                                         (737)        --
           Restricted cash                                                          (420)        --
           Building lease                                                          2,291         --
           Accrued and other liabilities                                             466         --
                                                                                 -------    -------
Cash received in MEC acquisition                                                     231         --
                                                                                 =======    =======



                See notes to consolidated financial statements.

        INTERNET COMMERCE CORPORATION SUPPLEMENTAL FINANCIAL INFORMATION
                                 (in thousands)

                                           Three       Three      Nine       Nine
                                           Months      Months    Months     Months
Reconciliation of Net Income to            Ended       Ended      Ended      Ended
Adjusted EBITDA - Consolidated            April 30,   April 30,  April 30,  April 30,
                                            2005        2004       2005       2004
Net Loss                                   $   296    $  (662)   $  (394)   $(2,982)
Less: Net interest and investment
(income) expense                           $   (13)   $    20    $   (24)   $   (22)

Depreciation and amortization              $   374    $   331    $ 1,115    $ 1,097
Non-cash charges for stock-based
compensation                               $   145    $   112    $   549    $   638

                                           ----------------------------------------

Adjusted EBITDA (Loss) Income              $   802    $  (199)   $ 1,246    $(1,269)
                                           ========================================

Net interest and investment income
(expense)                                       13        (20)        24         22

Add (subtract):

Non-cash Interest Expense                       --          8         --         25

Bad Debt Expense                                28        (25)       143          5
Realized gain on sale of
marketable securities                           --         --         --        (68)

Impairment of Capitalized Software              --         --         --         45

Change in Deferred Revenue                     (14)       (21)        21        (65)
Changes in operating assets and
liabilities                                   (548)      (176)    (1,452)    (1,050)

                                           ----------------------------------------

Net cash provided from operations          $   281    $  (433)   $   (18)   $(2,355)
                                           ========================================